Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended June 30, 2022, Reports Second Quarter Net Investment Income of $0.31 per Share, Declares Third Quarter 2022 Distribution of $0.30 per Share

NEW YORK--(BUSINESS WIRE)--August 8, 2022--New Mountain Finance Corporation (NASDAQ: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended June 30, 2022 and reported second quarter net investment income of $0.31 per weighted average share. At June 30, 2022, net asset value (“NAV”) per share was $13.42, compared to $13.56 at March 31, 2022, representing a 1% decline quarter over quarter. The Company also announced that its board of directors declared a third quarter distribution of $0.30 per share, which will be payable on September 30, 2022 to holders of record as of September 16, 2022. For additional details related to the quarter ended June 30, 2022, please refer to the New Mountain Finance Corporation Form 10-Q filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

Selected Financial Highlights

(in thousands, except per share data)	June 30, 2022
Investment Portfolio(1)	$3,319,592
Total Assets	$3,404,781
Total Statutory Debt(2)	$1,716,424
NAV(3)	$1,351,610

NAV per Share	$13.42
Net Investment Income per Weighted Average Shares	$0.31
Distributions Paid per Share	$0.30
Statutory Debt/Equity	1.27x
Statutory Debt/Equity (net of available cash)	1.25x
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(1) Includes collateral for securities purchased under collateralized agreements to resell.
(2) Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures. Includes premium received on additional convertible notes issued in June 2019.
(3) Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).

Management Comments on Second Quarter Performance

“We believe New Mountain’s strategy of focusing on 'defensive growth' industries and on companies that we know well continues to prove to be a successful strategy”, added Steven B. Klinsky, NMFC Chairman. “We believe one of our keys to success is the strength of the team, which we continue to build over time, now at over 215 employees and senior advisors.”

Robert A. Hamwee, CEO, commented: “Despite considerable economic volatility, NMFC’s portfolio continues to be well positioned as a result of our defensive growth investment strategy. We reported Q2 Net Investment Income of $0.31 per share, exceeding our prior guidance, and over 90% of the portfolio was rated green on our risk rating scale, which is a direct result of our continued effort to invest in high-quality companies.”

John R. Kline, President, commented: “We are pleased to announce a third quarter distribution of $0.30 per share based on our expectation that Q3 Net Investment Income will be at least $0.30 per share. Given our outlook for consistent operating performance, a rising interest rate environment and continued support, if needed, from our investment advisor, we remain confident that our Net Investment Income will continue to meet or exceed our quarterly dividend for the foreseeable future.”

Portfolio and Investment Activity1

As of June 30, 2022, the Company’s NAV was $1,351.6 million and its portfolio had a fair value of $3,319.6 million in 108 portfolio companies, with a weighted average YTM at Cost2 of approximately 10.3%. For the three months ended June 30, 2022, the Company generated $103.8 million of originations in four new portfolio companies and $116.6 million of originations, including commitments3 for follow-on investments in nineteen portfolio companies held as of March 31, 2022. For the three months ended June 30, 2022, the Company had $36.2 million of asset sales and cash repayments3 of $102.8 million.

Consolidated Results of Operations4

The Company’s total investment income for the three months ended June 30, 2022 and 2021 was $72.8 million and $66.2 million, respectively.

The Company’s total net expenses, after income tax expense, for the three months ended June 30, 2022 and 2021 were $41.4 million and $37.4 million, respectively. Total net expenses, after income tax expense, for the three months ended June 30, 2022 and 2021 consisted of $20.7 million and $17.9 million, respectively, of costs associated with the Company’s borrowings and $18.5 million and $17.2 million, respectively, in net management and incentive fees. On November 1, 2021, the Company entered into Amendment No. 1 to the Investment Management Agreement ("Amendment No. 1") which reduced the base management fee from 1.75% of the Company's gross assets to 1.4% of the Company's gross assets. Effective as of and for the quarter ended March 31, 2021 through the quarter ending December 31, 2023, the Investment Adviser entered into a fee waiver agreement (the "Fee Waiver Agreement") pursuant to which the Investment Adviser will waive base management fees in order to reach a target base management fee of 1.25% on gross assets (the “Reduced Base Management Fee”). The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. For the three months ended June 30, 2022 and 2021 management fees waived were $1.1 million and $3.8 million, respectively. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended June 30, 2022 and 2021 were $2.2 million and $2.3 million, respectively.

For the three months ended June 30, 2022 and 2021, the Company recorded $(15.4) million and $47.0 million, respectively, of net realized and unrealized losses and gains.

Liquidity and Capital Resources

As of June 30, 2022, the Company had cash and cash equivalents of $40.7 million and total statutory debt outstanding of $1,716.4 million5, which consisted of $615.4 million of the $730.0 million of total availability on the Company's secured revolving credit facility ("the Holdings Credit Facility”), $120.9 million of the $198.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $189.3 million of the $280.0 million of total availability on the Company’s secured revolving credit facility (the “DB Credit Facility”), $0 of the $50.0 million of total availability on the uncommitted revolving loan agreement (the “Unsecured Management Company Revolver”), $2.9 million of the $10.0 million of total availability on the senior secured revolving credit facility (the “NMNLC Credit Facility II”), $201.4 million6 of convertible notes outstanding and $586.5 million of unsecured notes outstanding. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of June 30, 2022.

Portfolio and Asset Quality1

The Company monitors the performance and financial trends of its portfolio companies on at least a quarterly basis. The Company attempts to identify any developments within the portfolio company, the industry or the macroeconomic environment that may alter any material element of the Company’s original investment strategy. As described more fully in the Form 10-Q filed with the SEC, the portfolio monitoring procedures are designed to provide a simple yet comprehensive analysis of the Company’s portfolio companies based on their operating performance and underlying business characteristics, which in turn forms the basis of its Risk Rating. The Risk Rating is expressed in categories of Red, Orange, Yellow and Green with Red reflecting an investment performing materially below expectations and Green reflecting an investment that is in-line with or above expectations.

The following table shows the Risk Rating of the Company’s portfolio companies as of June 30, 2022:

(in millions)
Risk Rating	Cost	Percent	Fair Value	Percent
Red	$83.9	2.5%	$30.6	0.9%
Orange	57.5	1.7%	40.6	1.2%
Yellow	214.3	6.4%	205.3	6.2%
Green	2,971.8	89.4%	3,043.1	91.7%
Total	$3,327.5	100.0%	$3,319.6	100.0%

As of June 30, 2022, all investments in the Company’s portfolio had a Green Risk Rating with the exception of nine portfolio companies that had a Yellow Risk Rating, three portfolio companies that had an Orange Risk Rating and three portfolio companies that had a Red Risk Rating.

The following table shows the Company's investment portfolio composition as of June 30, 2022:

(in thousands, except per share data)
Investment Portfolio Composition	June 30, 2022	Percent of Total
First Lien	$1,857,335	56.0%
Second Lien(1)	602,795	18.2%
Subordinated	55,968	1.7%
Preferred Equity	177,078	5.3%
Investment Fund	252,400	7.6%
Common Equity and Other(7)	374,016	11.2%
Total	$3,319,592	100.0%

Recent Developments

On July 15, 2022, the Company caused notices to be issued to holders of the 2017A Unsecured Notes regarding the exercise of the Company’s option to repay all of the $55.0 million in aggregate principal amount of issued and outstanding 2017A Unsecured Notes, which was repaid on July 14, 2022.

On August 3, 2022, the Company’s board of directors declared a third quarter 2022 distribution of $0.30 per share payable on September 30, 2022 to holders of record as of September 16, 2022.

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[1] Includes collateral for securities purchased under collateralized agreements to resell.

[2] References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the London Interbank Offered Rate (“LIBOR”), Sterling Overnight Interbank Average Rate ("SONIA”) and Secured Overnight Financing Rate (“SOFR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR, SONIA and SOFR contracts by the individual companies in the Company’s portfolio or other factors.

[3] Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales excludes revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.

[4] Excludes net income related to non-controlling interests in NMNLC. For the quarter ended June 30, 2022 and 2021, $0.3 million and $0.4 million, respectively, of dividend income is excluded from investment income, $0.0 million and $0.0 million, respectively, of net direct and indirect professional, administrative, other general and administrative is excluded from net expenses, and $(1.1) million and $2.9 million, respectively, of realized and unrealized losses and gains, is excluded from net realized and unrealized gains and losses.

[5] Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
[6] Includes premium received on additional convertible notes issued in June 2019.
[7] Includes investments held in NMNLC.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Tuesday, August 9, 2022, to discuss its second quarter 2022 financial results. All interested parties may participate in the conference call by dialing +1 (844) 200-6205 approximately 15 minutes prior to the call. Canadian callers should dial +1 (833) 950-0062. International callers should dial +1 (929) 526-1599. The access code for this conference call is 898806. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)
	June 30, 2022	December 31, 2021
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,523,515 and $2,323,224 respectively)	$2,456,609	$2,283,779
Non-controlled/affiliated investments (cost of $83,313 and $80,801, respectively)	151,045	134,775
Controlled investments (cost of $690,628 and $722,467, respectively)	692,537	755,810
Total investments at fair value (cost of $3,297,456 and $3,126,492, respectively)	3,300,191	3,174,364
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	19,401	21,422
Cash and cash equivalents	40,712	58,077
Interest and dividend receivable	33,827	30,868
Other assets	10,650	11,081
Total assets	$3,404,781	$3,295,812

Liabilities
Borrowings
Holdings Credit Facility	$615,463	$545,263
Unsecured Notes	586,500	511,500
SBA-guaranteed debentures	300,000	300,000
Convertible Notes	201,366	201,417
DB Credit Facility	189,300	226,300
NMFC Credit Facility	120,895	127,192
NMNLC Credit Facility II	2,900	15,200
Deferred financing costs (net of accumulated amortization of $44,092 and $40,713, respectively)	(16,910)	(19,684)
Net borrowings	1,999,514	1,907,188
Management fee payable	10,628	10,164
Incentive fee payable	7,926	7,503
Interest payable	18,450	17,388
Payable for unsettled securities purchased	–	7,910
Payable to affiliates	796	556
Deferred tax liability	169	13
Other liabilities	2,097	2,478
Total liabilities	2,039,580	1,953,200
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 200,000,000 shares authorized, and 100,716,928 and 97,907,441 shares issued and outstanding, respectively	1,007	979
Paid in capital in excess of par	1,310,791	1,272,796
Accumulated undistributed earnings	39,812	47,470
Total net assets of New Mountain Finance Corporation	$1,351,610	$1,321,245
Non-controlling interest in New Mountain Net Lease Corporation	13,591	21,367
Total net assets	$1,365,201	$1,342,612

Total liabilities and net assets	$3,404,781	$3,295,812

Number of shares outstanding	100,716,928	97,907,441
Net asset value per share of New Mountain Finance Corporation	$13.42	$13.49

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$41,089	$39,819	$78,533	79,379
PIK interest income	2,934	2,064	6,236	4,598
Dividend income	87	–	135	–
Non-cash dividend income	3,189	2,967	6,274	5,368
Other income	4,287	1,578	5,918	4,402
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	263	563	518	1,026
PIK interest income	258	–	509	–
Non-cash dividend income	1,012	1,545	1,994	3,050
Other income	62	103	125	205
From controlled investments:
Interest income (excluding PIK interest income)	1,715	1,169	3,371	2,317
PIK interest income	4,085	3,466	9,055	6,770
Dividend income	10,671	11,117	22,316	21,592
Non-cash dividend income	1,063	1,334	2,075	2,615
Other income	2,395	836	5,014	2,947
Total investment income	73,110	66,561	142,073	134,269
Expenses
Incentive fee	7,926	7,298	15,403	14,546
Management fee	11,770	13,725	23,323	27,145
Interest and other financing expenses	20,672	17,871	39,309	37,256
Administrative expenses	932	1,029	2,141	2,158
Professional fees	817	764	1,754	1,490
Other general and administrative expenses	518	466	995	908
Total expenses	42,635	41,153	82,925	83,503
Less: management fee waived	(1,142)	(3,804)	(2,234)	(7,441)
Less: expenses waived and reimbursed	–	–	(238)	–
Net expenses	41,493	37,349	80,453	76,062
Net investment income before income taxes	31,617	29,212	61,620	58,207
Income tax (benefit) expense	(87)	22	8	23
Net investment income	31,704	29,190	61,612	58,184
Net realized gains (losses):
Non-controlled/non-affiliated investments	(594)	157	(664)	338
Non-controlled/affiliated investments	–	1	–	(12,211)
Controlled investments	17,112	22	36,354	1,557
Foreign currency	40	–	385	–
Net change in unrealized (depreciation) appreciation:
Non-controlled/non-affiliated investments	(20,507)	(10,921)	(25,031)	(2,650)
Non-controlled/affiliated investments	2,999	35,972	13,758	65,014
Controlled investments	(15,266)	24,757	(31,434)	20,916
Securities purchased under collateralized agreements to resell	–	–	(2,021)	–
Foreign currency	(193)	–	(615)	–
(Provision) benefit for taxes	(155)	–	(157)	(115)
Net realized and unrealized (losses) gains	(16,564)	49,988	(9,425)	72,849
Net increase in net assets resulting from operations	15,140	79,178	52,187	131,033
Less: Net decrease (increase) in net assets resulting from operations related to non-controlling interests in New Mountain Net Lease Corporation	814	(3,366)	(41)	(3,731)
Net increase in net assets resulting from operations related to New Mountain Finance Corporation	$15,954	$75,812	$52,146	$127,302
Basic earnings (loss) per share	$0.16	$0.78	$0.52	1.31
Weighted average shares of common stock outstanding-basic	100,596,188	96,828,217	99,510,862	96,827,782
Diluted earnings per share	$0.16	$0.71	$0.50	1.20
Weighted average shares of common stock outstanding-diluted	113,853,773	110,085,802	112,768,447	110,085,367
Distributions declared and paid per share	$0.30	$0.30	$0.60	0.60

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with over $37 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19, the current conflict between Russia and Ukraine, and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

Contacts

New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505